                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)            MARCH 15, 1996
                                                --------------------------------


                          SEARCH CAPITAL GROUP, INC.
- --------------------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



         DELAWARE                       0-9539                   41-1356819
- ----------------------------      -------------------     ----------------------
(State or other jurisdiction       (Commission File           (I.R.S. Employer
    of incorporation)                  Number)              Identification No.)

     700 NORTH PEARL STREET
            SUITE 400
          DALLAS, TEXAS                                      75201-7490
- -----------------------------------------      ---------------------------------
(Address of principal executive offices)                     (Zip Code)




Registrant's telephone number, including area code          (214) 965-6000
                                                  ------------------------------

                                NOT APPLICABLE
- --------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

GENERAL

         By court order entered on March 4, 1996, effective March 15, 1996, Search Capital Group, Inc. ("Search") obtained the confirmation of the joint plan of reorganization for eight of its subsidiaries operating under Chapter 11 bankruptcy proceedings since August 14, 1995. As a result, 100% of the non-recourse debt of these subsidiaries has been converted into equity securities issued or to be issued by Search. Effective April 2, 1996, Hall Phoenix/Inwood, Ltd. ("HPIL"), as assignee of Hall Financial Group, Inc. ("HFG"), fully exercised its rights to convert approximately $2.3 million of indebtedness owed by Search into Search Common Stock and to purchase for approximately $4.35 million in cash additional Search equity securities of the kind distributed to creditors of Search's subsidiaries under the bankruptcy plan. This Form 8-K Current Report contains a description of these transactions and the securities issued and to be issued by Search.

CONFIRMATION AND EFFECTIVENESS OF JOINT PLAN OF REORGANIZATION

         Filing of Bankruptcy Proceedings. On August 14, 1995, eight subsidiaries of Search, namely Automobile Credit Fund 1991-III, Inc., Automobile Credit Finance, Inc., Automobile Credit Partners, Inc., Automobile Credit Finance 1992-II, Inc., Automobile Credit Finance III, Inc., Automobile Credit Finance IV, Inc., Automobile Credit Finance V, Inc., and Automobile Credit Finance VI, Inc. (collectively "Debtors" and individually "Debtor"), filed a petition in the U. S. Bankruptcy Court in the Northern District of Texas, Dallas Division ("Court"), seeking protection under Chapter 11 of the United States Bankruptcy Code ("Code") under Case Nos. 395-34981-RCM-11 through 395-34988-SAF-11. These Cases were consolidated for purposes of joint administration under Case No. 395-34981-RCM-11. Search did not seek protection under the Code.

         Confirmation of Joint Plan. On March 4, 1996, the Court entered an order (the "Confirmation Order") confirming the Third Amended Plan of Reorganization (the "Joint Plan") for all of the Debtors. Search and the Debtors were co-proponents of the Joint Plan. Confirmation occurred after sufficient affirmative votes for confirmation of the Joint Plan were obtained from the holders ("Noteholders") of outstanding notes issued by the Debtors ("Notes"). The Notes and the Noteholders constituted essentially all of the indebtedness and creditors, respectively, of the Debtors. The effective date of the Joint Plan was March 15, 1996 (the "Effective Date"). The following discussion summarizes the terms and provisions of the Joint Plan, but reference is made to Joint Plan itself for the full terms and provisions of the Joint Plan.

         Plan Options for Secured Claims of Noteholders. The Joint Plan provided that Noteholders voting to accept the Joint Plan could choose one of two options (the "Plan Options"). Under one of the Plan Options (the "Search Equity Option"), the Noteholders ultimately receive with respect to the secured portion of their claims the issuance by Search of a combination of shares of Common Stock and a new series of 9%/7% Convertible Preferred Stock (the "New Preferred Stock") and the cash dividends accrued on their New Preferred Stock from July 1, 1995 to the Effective Date of the Joint Plan. For a description of the terms of the New Preferred Stock, see "Description of New Preferred Stock." Under the other Plan Option (the "Collateral Option"), the Noteholders would receive with respect to the secured portion of their claims distributions of the proceeds of the continued collection or the sale of the motor vehicle receivables securing their Notes. The selection of either Plan Option was made by each Noteholder except that those Noteholders who voted against the Joint Plan were not entitled to select a Plan Option but received treatment under the Search Equity Option. The Search Equity Option requires each dollar of secured claim represented by a Note to be initially exchanged for a share of the common stock of the Debtor issuing the Note. These shares are then exchanged for shares of New Preferred Stock and Common Stock in specified ratios. According to the Joint Plan, however, the number of shares of Common Stock to be issued must be adjusted, by agreement of the financial advisors of Search and the official Creditors Committee of the Debtors as of the Effective Date of the Joint Plan or, if no agreement can be reached, by the Court, to the extent necessary so that the Noteholders will receive New Preferred Stock and Common Stock equal, on a fully diluted basis, to 75% of the value of all shares of New Preferred Stock, Common Stock, 12% Preferred Stock, Warrants (as defined below), other warrants, stock options and rights then outstanding, or agreed to be issued by Search (with certain exceptions, including any shares issued to HPIL under the Funding Agreement). An agreement has not yet been reached as to the required adjustment. See "Securities Issued and to be Issued by Search."

         Determination of Secured Claims of Noteholders. With respect to each Debtor, the total amount of the allowed secured claims for the Noteholders of that Debtor equaled 120% of the present value (the "Present Value") of the Debtor's "Net Cash Flow," using a 15% discount rate. The "Net Cash Flow" for each Debtor was the estimated periodic cash distributions that would have been made by the Debtor to its Noteholders assuming it continued to collect its receivables at the historical average collection rate experienced by Search and the Debtors in the collection of their receivables. The Present Value was determined as of August 1, 1995. The total Present Values and secured claims of Noteholders for all Debtors were $44,367,048 and $53,240,457, respectively.

         Change of All Collateral Option Claims to Search Equity Option. Between the confirmation of the Joint Plan and the Effective Date, Value Partners, Ltd. ("VPL") purchased all of the secured claims of Noteholders who had elected the Collateral Option ( approximately $12,800,000 of original Note principal amount) and changed the election for such secured claims to the Search Equity Option. The selling Noteholders retained their unsecured claims. The sale of these secured claims to VPL and the necessary modification of the Joint Plan to permit the change in the election of the Plan Option were approved by order of the Court. As a consequence of this transaction, all of the secured claims of Noteholders received treatment under the Search Equity Option.

         Unsecured Claims of Noteholders. The unsecured portion of the claims of the Noteholders consisted of the difference (i.e. $16,077,203) between total principal and interest due the Noteholders of $69,317,661 and the amount of the secured claims of $53,240,457. All Noteholders, with respect to the unsecured portion of such Noteholders' claims, and any other holders of unsecured claims against the Debtors, will receive from Search a pro rata share of five year warrants to purchase an aggregate of 5,000,000 shares of Common Stock (the "Warrants"). The Warrants will not be issued and distributed until the unsecured claims of non-Noteholders have been finally determined by the Court. The exercise price of the Warrants will be $2.00 during the first year and increase by $0.25 per year over the term of the Warrants. All Warrants not exercised prior to expiration will be redeemed by Search at a price of $0.25 per Warrant. For a more detailed description of the terms of the Warrants, see "Description of Warrants."

         As required by the Joint Plan, a new trust (the "Litigation Trust") has been established for the benefit of the holders of unsecured claims against the Debtors, including the Noteholders, with a total funding of $350,000 supplied pro rata from the Debtors' assets. The Litigation Trust is authorized to pursue any claims and causes of action of each Debtor and of any Noteholder who elected, or failed to elect not, to assign his or her claims and causes of action to the Litigation Trust. Any proceeds will be distributed pro rata to unsecured claim holders. The Litigation Trust cannot pursue any cause of action during the first year following the Effective Date. The Litigation Trust will automatically terminate if Search's Common Stock trades at an average price of $2.50 per share for 30 consecutive trading days during the first year following effectiveness of the Joint Plan.

         Transfer of Assets and Dissolution of Debtors. As a consequence of effectiveness of Joint Plan and the treatment of all of the Noteholders' secured claims under the Search Equity Option, the net assets of the Debtors (less the $350,000 funding of the Litigation Trust and $2,000,000 escrowed for payment of fees of the Debtors' professionals) were transferred to Search by operation of law on the Effective Date. The Joint Plan requires Search to cause each of the Debtors to be liquidated and dissolved as soon as possible after the assignment of the Debtors' assets to the Noteholders Trust, the Litigation Trust and Search.

         Cancellation of Notes. Under the Joint Plan, the Notes and the indebtedness represented by the Notes were deemed canceled when the Confirmation Order became final. The trust indentures for the Notes, and all
related restrictions, were also deemed canceled.   As a condition to receiving
any distributions under the Joint Plan, Noteholders must surrender the certificates for their Notes to the transfer agent of the Joint Plan.

         Appointment of Creditor Directors. The Board of Directors of Search has selected two additional directors from qualified director nominees submitted by the official Creditors Committee for the Debtors. These new directors will be Susan A. Brown and Frederick S. Hammer. Pursuant to their request, these individuals will be appointed as directors when Search obtains directors and officers liability insurance, which Search is pursuing. Pending appointment, they are attending meetings of the directors of Search solely as non-voting representatives of the former creditors of the Debtors. The duration

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of the term of one of the new directors will be three years, and the duration of the term of the other new director will be two years. These two new members will also be appointed to membership on the Compensation Committee of the Board for a one year period after the Effective Date. If required, the board of directors of Search will amend its Bylaws to make the Compensation Committee's determination as to the issuance, granting terms and conditions of all warrants, stock options, bonuses and forms of compensation for Search's officers and directors to be binding on the whole board of directors for one year after the Effective Date.

         Adoption of Amendments to Certificate of Incorporation. As a condition to confirmation of the Joint Plan, the shareholders of Search approved the adoption of two amendments to Search's Certificate of Incorporation at a special shareholders meeting held on March 1, 1996. As a result, Search's authorized capital stock was increased to 130,000,000 shares of Common Stock and 60,000,000 shares of Preferred Stock. The Certificate of Incorporation also was amended to prohibit Search from issuing any non-voting capital stock.

TRANSACTIONS WITH HPIL AND HFG

         HFG Loan. On November 30, 1995, Search entered into a Funding Agreement with HFG. Pursuant to the Funding Agreement, HFG made loans totaling $2,284,487 to Search, with an initial advance of $1,784,487 and, in January 1996, an additional advance of $500,000. The loans were represented by two promissory notes payable by Search to HFG (the "HFG Notes"). These Notes could, at the election of HFG or its assigns, be converted into 2,500,000 shares of Search Common Stock.

         Conversion of HFG Notes. Effective April 12, 1996, HPIL, as assignee from HFG of the HFG Notes, fully exercised the rights of the holder of the HFG Notes to convert them into 2,500,000 shares of Search Common Stock. Because the conversion price specified in the HFG Notes for these shares was 65% of the implied price of the shares of Common Stock to be issued to Noteholders under the Joint Plan (the "Implied Common Stock Price") and the Implied Common Stock Price had not yet been determined, HPIL and Search agreed to a preliminary conversion price of $0.6585 per share (or a total conversion price of $1,645,250). Search paid to HPIL the remaining portion of the debt evidenced by the HFG Notes ($638,587) in cash. HPIL and Search agreed to make a final determination of the conversion price when the Implied Common Stock Price was finally determined. At that time, Search would pay to HPIL any remaining unpaid portion of the debt evidenced by the HFG Notes or receive a refund of any amount overpaid to HPIL.

         Exercise of Right to Purchase Common Stock, New Preferred Stock and Warrants. The Funding Agreement also provided to HFG the option, exercisable in its sole discretion, to purchase Common Stock, New Preferred Stock, and Warrants for a purchase price equal to 80% of the Present Value attributable to such securities for purpose of their issuance to Noteholders under the Joint Plan, less an amount equal to the accrued dividends since July 1, 1995 attributable to the New Preferred Stock purchased by HFG. HFG was entitled to purchase securities in an amount up to a maximum of $6,000,000 in Present Value. Effective April 2, 1996, HPIL, as assignee of HFG, fully exercised this purchase option by paying $4,346,429 cash to Search. Because the final number of shares of Common Stock to be issued to Noteholders under the Joint Plan has not been determined, the final number of shares of Common Stock to be issued to HPIL could not be determined. Pending a final determination of the number of shares of Common Stock to be issued to Noteholders, Search and HPIL escrowed $250,000 of the purchase price payable by HPIL, and Search reserved 484,242 shares of Common Stock for issuance to HPIL. Upon a final determination, Search will issue the remaining shares of Common Stock to which HPIL is entitled and the $250,000 escrow will be released to Search.

         Appointment of HFG Directors. Pursuant to the Funding Agreement, Search was obligated to elect one director to Search's Board if HFG converted the HFG Notes into Common Stock and to elect another director if HFG purchased at least $1,000,000 Present Value of securities from Search. As a result of satisfaction of these conditions, HFG has designated Craig Hall and Larry E. Levey as its representatives for appointment to Search's Board. Search's Board of Directors has indicated its willingness to appoint HFG's representatives as directors. Pursuant to HFG's request, these representatives will be appointed when Search obtains directors and officers liability insurance, which Search is pursuing. Pending appointment, they are attending meetings of the directors of Search as non-voting representatives of HFG.

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SECURITIES ISSUED OR TO BE ISSUED BY SEARCH

         As of January 23, 1996, Search had issued and outstanding 8,694,155 shares of Common Stock, 400,000 shares of 12% Senior Convertible Preferred Stock ($0.01 par value and $5 liquidation preference per share) and 6,106,520 shares of Common Stock reserved for issuance under its 1994 Employee Stock Option Plan and other outstanding warrants, including the warrant issued to HFG described in the next paragraph.

         Pursuant to the Funding Agreement, effective November 20, 1995, Search issued to HFG a warrant to purchase 3,000,000 shares of Common Stock (the "HFG Warrant") at an exercise price of $2.00 per share. The HFG Warrant expires on November 30, 2000. Under the HFG Warrant, HFG has the right to require Search to effect the registration under the Securities Act of 1933 (the "1933 Act") of the shares purchasable by HFG under the Warrant as well as the shares that HFG may obtain upon conversion of the Notes. HFG will also have the right to require Search to register such shares if Search proposes to register any of its securities under the 1933 Act. In the event of the registration of HFG's shares under the 1933 Act, Search will be obligated to indemnify HFG and its affiliates from losses or liabilities arising out of untrue statements of material fact contained in the registration statement or related prospectus.

         Effective April 2, 1996, Search issued to HPIL (i) 2,500,000 shares of Common Stock pursuant to the conversion of the HFG Notes and (ii) 2,032,812 shares of New Preferred Stock, 1,452,725 shares of Common Stock and Warrants to purchase 676,178 shares of Common Stock pursuant to the exercise by HPIL of HFG's purchase rights under the Funding Agreement. Search has reserved an additional 484,242 shares of Common Stock, some or all of which may be issued to HPIL depending on the final determination of the Implied Common Stock Price for the equity securities issued to Noteholders under the Joint Plan.
1,518,925 of the 2,500,000 shares of Common Stock are restricted from resale for a period of 12 months except that 25,000 shares may be resold per month on a cumulative basis during such 12 month period.

         Pursuant to the Joint Plan, Search has caused to be delivered to the transfer agent for the Joint Plan, American Securities Transfer, Inc., the shares of common stock of the Debtors that were required under the Search Equity Option to be issued to Noteholders in exchange for their secured claims. These shares are then required to be exchanged with Search for newly issued shares of Common Stock and New Preferred Stock. As discussed above under "Confirmation and Effectiveness of Joint Plan of Reorganization--Plan Options for Secured Claims of Noteholders," the number of shares of Common Stock to be issued to Noteholders has not been finally determined. The Joint Plan requires Search to make an initial distribution of 75% of the shares of Common Stock based on an estimated Implied Common Stock Price determined by Search's financial advisor, Alex. Brown & Sons, Inc., and to reserve an additional 25% of such shares pending final determination of such amount. The final determination of the Implied Common Stock Price and the number of shares of Common Stock to be issued to Noteholders depends on the number of shares to be issued by Search to the plaintiffs in settlement of the pending suit styled Ellen O'Shea et al. v. Search Capital Group, Inc., et al., Civil Action No. 3:94-CV-1428-J, U.S. District Court, Northern District of Texas, Dallas Division. Upon a final order of the court approving the settlement, Search will issue to the plaintiffs that number of shares of Common Stock which equals $2,612,500 divided by the average trading price for the Common Stock for the prior 30 days. In turn, using the actual number of shares issued in the settlement, the financial advisors of Search and the Creditors' Committee will make a final determination of the number of shares of Common Stock to be issued to the Noteholders for their secured claims.

         Based on the initial estimated Implied Common Stock Price of $1.013, Search will issue to Noteholders in the near future under the Joint Plan 15,031,648 shares of New Preferred Stock and 10,742,183 shares of Common Stock, and reserve 3,580,727 shares of Common Stock for possible future issuance to Noteholders. Using the same Implied Common Stock Price, Search would issue 2,578,973 shares of Common Stock to settle the O'Shea lawsuit. In addition, upon final determination of the total unsecured claims of the Debtors, Search will issue Warrants to purchase 5,000,000 shares of Common Stock under the Joint Plan.

DESCRIPTION OF NEW PREFERRED STOCK

         The Board of Directors of Search has established a new series of Preferred Stock for the purpose of effecting the Joint Plan. The series has been designated as the "9%/7% Convertible Preferred Stock" (the "New Preferred Stock"). The





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New Preferred Stock ranks on a parity with Search's 12% Senior Convertible
Preferred Stock (the "12% Preferred Stock") as to rights to dividends and liquidation preferences. The Joint Plan specified certain of the basic preferences, rights and powers of the New Preferred Stock. The final terms of the New Preferred Stock were established by the Board of Directors in the Certificate of Designations filed with the Delaware Secretary of State. The following discussion is a summary only of the basic preferences, rights and powers of the New Preferred Stock and reference is made to the Certificate of Designations for a complete statement of the preferences, rights and powers of the New Preferred Stock.

         Dividends. Holders of the New Preferred Stock are entitled to receive, out of funds legally available therefor, non-cumulative dividends at a per annum rate of (i) $0.315 per share until the end of the twelfth (12th) full calendar quarter following payment of the first dividend on the New Preferred Stock ("9% End Date"), and (ii) $0.245 per share after the 9% End Date. Dividends on the New Preferred Stock accrue from July 1, 1995, which was the date through which the Debtors paid accrued interest on the Notes to the Noteholders. Search is required to pay the dividends in cash until payment in full of the first year's dividends after the first dividend payment is made and thereafter to the extent Delaware law or the terms and conditions of any loan agreement for a loan of $5,000,000 or more do not limit or prevent the payment by Search of cash dividends on the New Preferred Stock. To the extent that Search's right to pay cash dividends is limited or prevented, Search may pay the dividends in the form of Common Stock so long as the average closing trading price for the Common Stock is $.50 or greater during the 20 trading day period ending five days prior to the payment of such dividend. The dividends are payable quarterly, with the first payment being due in connection with the initial distribution of the New Preferred Stock as soon as practicable after the Effective Date of the Joint Plan. The dividends will be paid to the holders of record on or about the 15th day of the month following the end of each quarter. Search may not make any dividend or distribution (other than a dividend payable in Common Stock or other junior capital stock) on, or purchase or redeem, any of its Common Stock or other capital stock that ranks junior to the New Preferred Stock unless all accrued and unpaid dividends on the New Preferred Stock have been paid or declared and set aside for payment.

         Conversions. Holders of outstanding shares of the New Preferred Stock may elect at any time to convert their shares into Common Stock. The conversion ratio is two shares of Common Stock for each share of New Preferred Stock. The conversion ratio will be proportionately adjusted upon any stock dividend on the Common Stock, any stock split, reverse stock split, stock combination or reclassification of the Common Stock or any merger, consolidation or combination of Search with any other entity.

         Up to 50% of the number of shares of New Preferred Stock issued as of the Effective Date could be mandatorily converted into shares of Common Stock at the option of Search if Search's Common Stock trades (i) at a price of $4.25 per share or higher on any 20 trading days in a period of 30 consecutive trading days between the second and third anniversaries of the Effective Date of the Joint Plan, or (ii) at a price of $3.50 or higher on any 20 trading days in a period of 30 consecutive trading days after the third anniversary of the Effective Date of the Joint Plan. Finally, on the seventh anniversary of the Effective Date, all of the outstanding shares of New Preferred Stock will be mandatorily converted into shares of Common Stock. The conversion ratios for these mandatory conversions will be the ratio of the market price of the Common Stock to the $3.50 liquidation value of the New Preferred Stock, subject to a maximum ratio of 3-to-1. Holders of the converted New Preferred Stock would also be entitled to receive any accrued and unpaid dividends on their shares.

         Liquidation Rights. If Search is liquidated, the holders of the New Preferred Stock are entitled to be paid $3.50 per share plus all accrued and unpaid dividends thereon before any distribution or payment is made to the holders of Common Stock or any other capital stock of Search ranking junior to the New Preferred Stock. The New Preferred Stock ranks on a parity with the 12% Preferred Stock. If, upon any liquidation of Search, the amounts payable with respect to the New Preferred Stock and any other stock of the Company ranking on a parity with the New Preferred Stock, including the 12% Preferred Stock, cannot be paid in full, the holders of such stock share ratably in any such distribution of assets in proportion to the respective full preferential amounts to which they would otherwise be entitled. After payment of the full preferential amount to which the holders of the Company's New Preferred Stock would be entitled upon any liquidation, dissolution or winding up, they would have no right or claim to any of the remaining assets of Search.

         Voting Rights. Each share of New Preferred Stock has the same voting attributes and characteristics as do the shares of Common Stock which is one vote per share. If Search defaults in the payment of the first two quarterly dividends following the Effective Date or any four consecutive quarterly dividends on the outstanding New Preferred Stock, the holders of outstanding New Preferred Stock would be automatically entitled to an additional vote per share and given the right to elect immediately at an emergency meeting of shareholders, which Search must hold within thirty days after any such failure, such additional directors as equals two-thirds of Search's Board of Directors determined after such election.


         The affirmative vote or consent of the holders of more than 66-2/3% of all outstanding shares of New Preferred Stock, voting as a separate class, is required (i) to amend, alter or repeal any provision of the Certificate of Designations establishing the New Preferred Stock to adversely affect the relative rights, preferences, qualifications, limitations or restrictions of the New Preferred Stock or (ii) to effect any reclassification of the New Preferred Stock. The affirmative vote or consent of the holders of more than 50% of all outstanding shares of New Preferred Stock, voting as a separate class, is required to approve any merger of Search with another company when Search is not the surviving entity or any sale of more than 50% of Search's assets. In addition, Delaware corporation law provides that the vote of the holders of a majority of the outstanding shares of any series of Search's preferred stock, voting separately as a class, is required in order to: (a) increase or decrease the par value of such series of shares, or (b) change the powers, preferences, or special rights of such series of shares so as to affect them adversely.

         Subsequent Issuances of Preferred Stock. Search is prohibited from issuing Preferred Stock in the future that is pari passu with the New Preferred Stock unless at the time of such issuance all dividends due on the New Preferred Stock have been paid in full. Search is also prohibited from issuing convertible Preferred Stock which is senior in rights to the New Preferred Stock except that such convertible Preferred Stock may carry a then-current market interest rate, which may be higher or lower than that of the New Preferred Stock. Search is also prohibited from issuing preferred or common stock or warrants or any other form of security to any of its affiliates for consideration that does not equal or exceed the fair market value of such security, as determined by an independent third party. Search may, nevertheless, issue options or warrants to new or existing directors or management if such options or warrants are approved by the Compensation Committee. Search may also issue Common Stock upon the exercise of outstanding warrants or options but may not amend or modify such warrants or options without the approval of the Compensation Committee. If Search issues any security for consideration less than its fair market value, the number of shares of New Preferred Stock will be immediately and appropriately adjusted, and the conversion price of the New Preferred Stock will be adjusted downward, to take into account the dilution in value of the security holdings of Noteholders caused by such below fair market issuance of Search's securities.

         Other Rights. The New Preferred Stock is not subject to redemption by Search or at the election of the holders thereof. The New Preferred Stock does not have any preemptive or sinking fund rights.

         Transfer Agent.   American Securities Transfer, Inc., Denver, Colorado
serves as the transfer agent and registrar for the Common Stock and the New Preferred Stock. Search acts as its own transfer agent and registrar for the 12% Preferred Stock.

DESCRIPTION OF WARRANTS

         The Board of Directors of the Company has authorized the Company to issue the Warrants to purchase up to 5,676,178 shares of Common Stock. The Warrants are governed by a Warrant Agreement dated as of March 22, 1996 between Search and American Securities Transfer, Inc., acting as the Warrant Agent (the "Warrant Agent"). Warrants to purchase 5,000,000 shares are to be issued under the Joint Plan, and Warrants to purchase 676,178 shares of Common Stock have been issued to HPIL, as assignee of HFG, pursuant to the Funding Agreement.

         The following is a summary of the provisions of the Warrants, but does not purport to be a complete description of such provisions. This summary is qualified in its entirety by reference to the Warrant Agreement and form of Warrant that is attached as an exhibit to this Form 8-K Current Report.

         Exercise. The holder of a Warrant must pay the exercise price per share of Common Stock in cash upon any exercise of the Warrant. The exercise price per share of the Warrants (the "Exercise Price") is initially $2.00 and increases by $.25 on March 15 of each successive year as follows: $2.00 from March 15, 1996 to March 14, 1997, $2.25 from March 15, 1997 to March 14, 1998, $2.50 from
March 15, 1998 to March 14, 1999, $2.75 from March 15, 1999 to March 14, 2000,
$3.00 from March 15, 2000 to the Expiration Time.

         To exercise a Warrant, the Warrant Certificate, properly completed and accompanied by full payment (via check or money order) for all shares of Common Stock to be purchased, must be surrendered to the Warrant Agent. At that time (or upon later clearance of funds if an uncertified check is issued for payment), the exercising holder will be deemed to be the record holder of the shares of Common Stock issuable upon such exercise. Upon receipt of the surrendered Warrant Certificate and payment in full, the Warrant Agent will mail or cause to be mailed, to or upon the written instructions of the exercising holder, certificates representing the number of shares of Common Stock so purchased.

         Termination; Redemption. The Warrants will expire at 5:00 p.m. New York time on March 14, 2001 (the "Expiration Time"). Within 90 days following the Expiration Time, Search must redeem all Warrants remaining unexercised at the Expiration Time at a redemption price of $0.25 per Warrant (the "Redemption Price"). Notice of the redemption must be mailed by Search not later than 10 days nor more than 60 days prior to the date of redemption to each record holder of the Warrants. The notice must specify the place for surrender of the Warrant certificates. Upon surrender of a Warrant certificate, the holder will be paid the Redemption Price for the Warrant. Except for the right to receive the Redemption Price, all rights under the Warrants expire at the Expiration Time.

         Anti-Dilution Provisions. In the event of any Common Stock dividend on the Common Stock, any stock split or any stock combination, then the number of shares of Common Stock subject to purchase under each Warrant will be proportionately adjusted so that the holders of the Warrants after such event shall be entitled to receive upon exercise the number and kind of shares which they would have owned or been entitled to receive had such Warrants been exercised immediately prior to such event. In the event of (i) a recapitalization or reclassification of Common Stock (other than a change of par value), (ii) any consolidation or merger of Search with or into another person or any merger of another person into Search (other than a merger that does not result in a reclassification, conversion, exchange or cancellation of Common Stock), (iii) a sale or transfer of all or substantially all the assets of Search, or (iv) a compulsory share exchange where the holders of Common Stock receive other securities, cash or property, no adjustment in the Exercise Price will be made but appropriate provision will be made so that each holder of Warrants shall have the right to purchase upon exercise of each Warrant the cash, securities or property to which such holder would have been entitled had the Warrants been exercised prior to such transaction. If Search issues or sells any shares of Common Stock (other than pursuant to employee stock options granted in good faith by the Board of Directors) for consideration that is less than the then current market price of the Common Stock, the number of shares of Common Stock for which the Warrants are exercisable will be adjusted to equal the product of the number of shares for which the Warrants are exercisable immediately prior to the issuance or sale by the ratio of the then current market price of the Common Stock to the per share consideration at which such additional shares of Common Stock are issued or sold. The foregoing adjustments will be made successively whenever any event listed above shall occur. If Search takes any action with respect to its Common Stock that has an adverse effect on the rights of the Warrantholders, upon the request of the holders of more than 50% of the Warrants, the Exercise Price and the number of shares of Common Stock for which the Warrants are exercisable will be adjusted in such manner as may be equitable in the circumstances.

         Partial Exercise; Fractional Shares. Partial exercise from time to time of purchase rights under the Warrants will be allowed, and a new Warrant or Warrants will be delivered by the Warrant Agent to an exercising holder evidencing such holder's right to purchase the balance of the Common Stock subject to purchase thereunder. Search will not be required to issue fractional shares of its Common Stock, but upon exercise of a Warrant as to any fractional share interest thereunder, Search must pay an amount in cash equal to the then current market price per share of the Common Stock multiplied by such fraction.

         Registration. The Warrants are transferable only on the registry books of the Warrant Agent by surrender of the Warrant certificate endorsed or accompanied by a proper transfer instrument satisfactory to the Warrant Agent and Search. Search and the Warrant Agent may treat the registered holder of a Warrant as the absolute owner thereof for all purposes.

         Amendments. The Warrant Agent and Search may amend the Warrant Agreement to cure ambiguities or correct defects or mistakes or to make changes that they deem necessary which do not adversely affect the interests of the Warrantholders. The written consents of holders of not less than 50% of the outstanding Warrants are required for any other amendments.

         Miscellaneous. The Warrants are not subject to conversion. A registered owner of a Warrant will not have any rights of a stockholder of the Company by virtue of holding the Warrants, including, without limitation, any right to vote, give or withhold consent to any corporate action, receive notice of meetings of stockholders or receive dividends or subscription rights prior to the issuance of Common Stock upon exercise thereof. American Securities Transfer, Inc., Denver, Colorado, serves as transfer agent, registrar and Warrant Agent of the Warrants.

PRO FORMA FINANCIAL INFORMATION

         The following condensed consolidated financial statements of Search and its subsidiaries set forth unaudited condensed consolidated balance sheets as of December 31, 1995, on an actual historical basis and on a pro forma adjusted basis as though the debt conversions and equity security purchases by HPIL and the consummation of the transactions required by the Joint Plan, including payoff of a line of credit from General Electric Capital Corporation, payment of accrued restructuring expenses and certain accounts payable, and settlement of the O'Shea class action lawsuit, had occurred on December 31,
1995.   The following pro forma adjustments assume an Implied Common Stock
Price for the Joint Plan and the HPIL transactions of $1.013 per share.

                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                         DECEMBER 31, 1995 (UNAUDITED)
                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                               Search &      Fund Subsidiaries
                            Unrestricted      & Eliminations      Consolidated      Pro Forma       Pro Forma
                            Subsidiaries  (Debtors-in-Possession)    Actual      Adjustments(a)   Consolidated
                            ------------  -----------------------    ------      --------------   ------------
ASSETS
- ------

Net contract receivables      $  1,741        $  23,710            $  25,451              --        $ 25,451

Cash and equivalents               855               --                  855           9,237  (1)     10,092

Restricted cash                     --           12,573               12,573        (12,573)  (2)         --

Vehicles held for resale           220            1,133                1,353              --           1,353

Deferred note offering cost,
net                                 --            2,324                2,324         (2,324)  (3)         --

Property and equipment           1,294               --                1,294              --           1,294

Inter-company balance              428            (428)                   --              --              --

Other assets, net                  103              (8)                  111              --             111
                              --------        ---------            ---------        --------        --------

Total assets                  $  4,641        $  39,320            $  43,961        $(5,660)        $ 38,301
                              ========        =========            =========        ========        ========

LIABILITIES AND SHAREHOLDERS'
- -----------------------------
EQUITY (CAPITAL DEFICIT)
- ------------------------

Line of credit                $  2,280               --            $   2,280         (2,280)  (4)         --

Accounts payable and other
    liabilities                  3,050              252                3,302           (496)  (5)      2,806

Accrued settlement               2,912               --                2,912         (2,912)  (6)         --

Accrued restructuring              260               --                  260           (260)  (5)         --

Accrued interest                     1               --                    1              --               1
                              --------        ---------            ---------        --------        --------

Total liabilities not subject
to compromise                    8,503              252                8,755         (5,948)           2,807
                              --------        ---------            ---------        --------        --------

Liabilities subject to
compromise                          --           69,320               69,320        (69,320)  (3)         --
                              --------        ---------            ---------        --------        --------

Preferred stock,
    12% senior convertible           4               --                    4             --                4
    9%/7% senior convertible        --               --                   --             196  (7)        196

Common stock                       117               --                  117             189  (7)        306

Additional paid-in capital      26,766               --               26,766          38,971  (7)     65,747

Accumulated deficit           (29,609)         (30,252)             (59,861)          30,252  (8)   (29,609)

Treasury stock                 (1,150)               --              (1,150)              --         (1,150)
                              --------        ---------            ---------        --------        --------

Total shareholders' equity
(capital deficit)             $  3,862        $(30,252)            $(34,114)        $ 69,608        $ 35,494
                              --------        ---------            ---------        --------        --------

Total liabilities and
shareholders' equity
(capital deficit)             $  4,641        $  39,320            $  43,961        $(5,660)        $ 38,301
                              ========        =========            =========        ========        ========

       See notes to proforma condensed consolidated financial statements

                          NOTES TO PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)


(a) Adjustments to reflect the impact on the December 31, 1995 consolidated balance sheets of the transactions contemplated by the Joint Plan, the security purchases and debt conversions by HPIL and the settlement of the O'Shea class action lawsuit, as if such transactions had been consummated on December 31, 1995, as summarized below:

         (1) Adjustment represents the sum of the cash transferred from restricted cash ($12,573,000) plus the net cash proceeds ($4,346,000) from the sale of Common Stock, New Preferred Stock and Warrants to HPIL, less (i) the cash used by the Debtors for the $350,000 deposit to the Litigation Trust and to pay Debtors' estimated professional fees of $2,300,000),
                 (ii) the cash paid for accrued dividends on the shares of New Preferred Stock issued under the Search Equity Option (consisting of $3,354,000), (iii) the cash used to pay off the GECC line of credit ($496,000) and the unconverted portion of the HPIL debt ($139,000), (iv) the cash portion of the settlement of the shareholder class action lawsuit ($288,000), and (v) cash used to pay Search's professional fees, estimated to be $756,000.

         (2) Adjustment for elimination of restrictions on cash due to cancellation of trust indentures for Notes.

         (3) Adjustments due to cancellation of indebtedness (including accrued interest) represented by the Notes.

         (4) Adjustment for payoff of GECC line of credit ($496,000), conversion to stock of a portion of the HPIL debt ($1,645,000) and payoff of the remaining HPIL debt ($139,000).

         (5) Adjustments for payment of professional fees of Search (estimated to be $756,000).

         (6) Adjustment for settlement of class action lawsuit, payable $288,000 in cash and $2,612,000 in Common Stock.

         (7) Adjustments for issuance of shares of New Preferred Stock and Common Stock pursuant to (i) the Joint Plan, (ii) settlement of the class action lawsuit, and (iii) purchases and debt conversions by HPIL.

         (8) Adjustment to eliminate deficit retained earnings of subsidiaries.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (A)     FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                 Not Applicable

         (B)     PRO FORMA FINANCIAL INFORMATION.

                 Not Applicable

         (C)     EXHIBITS.

 EXHIBIT
 NUMBER          DOCUMENT DESCRIPTION
 ------          --------------------
   2.1           Third Amended Joint Plan of Reorganization

   2.2           Modification to Third Amended Joint Plan of Reorganization

   2.3           Order Confirming Third Amended and Supplemented Joint Plan,
                 Pursuant to 11 U.S.C. Section 1129

   2.4           Chapter 11 Post-Confirmation Order

   2.5 Order Regarding Entry Date of Order Confirming Third Amended and Supplemented Joint Plan Pursuant to 11 U.S.C. Section 1129

   2.6           Order Granting Second Motion for Technical, Non-Material
                 Modification to the Third Amended and Supplemented Joint Plan of Reorganization

   4.1           Certificate of Designation 9%/7% Convertible Preferred Stock

   4.2           Warrant Agreement dated as of March 27, 1996 between Search
                 Capital Group, Inc. and American Securities Transfer, Inc., as
                 Warrant Agent

   4.3           Form of Warrant issued pursuant to Joint Plan of Reorganization

  99.1           Agreement Regarding Conversion of Notes dated effective April
                 2, 1996 among Hall Phoenix/Inwood, Ltd., Search Capital Group,
                 Inc., Search Funding Corp., Automobile Credit Acceptance Corp.,
                 Newsearch, Inc. and Automobile Credit Holdings, Inc.

  99.2           Escrow Agreement dated effective as of April 2, 1996 among Hall
                 Phoenix/Inwood, Ltd., Search Capital Group, Inc., Search
                 Funding Corp., and Burke, Wright & Keiffer, P.C.



                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SEARCH CAPITAL GROUP, INC.



                                    By: /s/   Robert Idzi
                                       -------------------------------------
                                       Robert Idzi, Executive Vice President


Dated: April 17, 1996

                               INDEX TO EXHIBITS


                                                                                  SEQUENTIAL
    EXHIBIT                                                                          PAGE
     NUMBER      DOCUMENT DESCRIPTION                                               NUMBER
    -------      --------------------                                             ----------
      2.1        Third Amended Joint Plan of Reorganization

      2.2        Modification to Third Amended Joint Plan of Reorganization

      2.3        Order Confirming Third Amended and Supplemented Joint Plan,
                 Pursuant to 11 U.S.C. Section 1129

      2.4        Chapter 11 Post-Confirmation Order

      2.5 Order Regarding Entry Date of Order Confirming Third Amended and Supplemented Joint Plan Pursuant to 11 U.S.C. Section 1129

      2.6        Order Granting Second Motion for Technical, Non-Material
                 Modification to the Third Amended and Supplemented Joint Plan of Reorganization

      4.1        Certificate of Designation 9%/7% Convertible Preferred Stock

      4.2        Warrant Agreement dated as of March 27, 1996 between Search
                 Capital Group, Inc. and American Securities Transfer, Inc., as
                 Warrant Agent

      4.3        Form of Warrant issued pursuant to Joint Plan of Reorganization

      99.1       Agreement Regarding Conversion of Notes dated effective April
                 2, 1996, among Hall Phoenix/Inwood, Ltd., Search Capital
                 Group, Inc., Search Funding Corp., Automobile Credit
                 Acceptance Corp., Newsearch, Inc. and Automobile Credit
                 Holdings, Inc.

      99.2       Escrow Agreement dated effective as of April 2, 1996 among
                 Hall Phoenix/Inwood, Ltd., Search Capital Group, Inc., Search
                 Funding Corp., and Burke, Wright & Keiffer, P.C.